Baird 2019 Industrial Conference Sachin Lawande, President and CEO November 6, 2019 Exhibit 99.1

Forward-Looking Information This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; our ability to satisfy pension and other post-employment benefit obligations; our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost effective basis; general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018). Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this presentation, and which we assume no obligation to update. The financial results presented herein are unaudited; Information herein represents information included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019. New business wins, re-wins and backlog do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer cancellations, installation rates, customer price reductions and currency exchange rates.

Visteon At A Glance Leading supplier of cockpit electronics and autonomous driving systems to carmakers across the world $3B annual sales 10,000 employees 18 countries 20 manufacturing locations 18 technical centers Leading the evolution of automotive digital cockpits and safety solutions

Industry-Leading Products for a Broad Customer Base Customer Diversity Product Portfolio Instrument clusters Head-up displays Infotainment Displays ADAS Connectivity Cockpit computers

Financial Performance Driven by NBWs and Launches Outperforming the Market Visteon sales up 7% Y/Y 10 pct. points growth over market Strong growth in digital clusters Strong Financial Results Sales of $731 million Adj. EBITDA of $62 million Adj. FCF of $23 million NBWs Program Launches 35 (YTD) 58 47 56 (Dollars in Billions) New Business Wins and Launches Q3 Key Financial Highlights

Q3 2019 Sales Performance Visteon sales growth 10 percentage points above market in Q3 Digital cluster sales up double digits Y/Y Digital now represents nearly 30% of our cluster sales vs. 18% last year Strong growth in North America and Europe Digital Clusters Display Audio Display audio sales up double digits Y/Y Ramp up of two programs in South America New telematics product in China with Alibaba services Displays Ramp up of center information displays for a European OEM on multiple vehicle models (1) Visteon organic sales growth of 5% Y/Y (ex. JV consolidation impact). Visteon Q3 Growth Drivers Industry Production vs. Visteon Sales

Cockpit Electronics and Safety Trends

Visteon

Cockpit Trends

2008 - 2018	2020	2021	2022
Embedded Infotainment All-Digital Cluster Apple Car Play Android Auto Cockpit Domain Controller	**Native Android Infotainment**	**AI-Based Solutions** **Over-the-Air Updates** **Third-Party Apps** **Multi-Display Module**	**Cockpit Domain Controller for Mass Market**

- Cockpit evolving into multi-display environment
- Separate ECUs converging into single cockpit computer
- AI and downloadable apps drive value add

Safety Trends

2008 - 2018	2020	2021	2022
Automated Emergency Braking Lane Keep Assist Single-Lane Highway Assist Highway Co-Pilot with Lane Change	**Driver Monitoring**	**WP29 Standard for L2 Hands-off**	**UN Regulation for L2 Hands-off** **Child Safety Detection**

- EuroNCAP 5-star safety drives cockpit safety features
- UN regulation for hands-free driving expected in 2022
- Increased interest in safety and UX integration

7

Cockpit Electronics Complexity Leading to Higher ASP PAST FEATURES / TECHNOLOGY Analog Meters AM/FM Radio Bluetooth HF CAPABILITY Mechanical/Electrical Basic Firmware EXPERTISE Hardware Systems Integration ASP $ PRESENT FEATURES / TECHNOLOGY Digital Meters Android OS Connected Services CAPABILITY Software at Scale EXPERTISE Hardware/Software Systems Integration ASP $$ FUTURE FEATURES / TECHNOLOGY Digital Meters, Connected Services, Android, AI, Smart Assistant, DMS CAPABILITY Display, Software Platform, APIs EXPERTISE Platform as Product ASP $$$ COMPLEXITY

Evolution of Automotive Displays

Visteon

			
FORM FACTOR	Small <8" CID Flat LCD with plastic coverlens	Large 12" CID Flat LCD with glass coverlens	Large multiple displays with curved glass coverlens
PERFORMANCE	Low contrast, brightness and color saturation	Increased contrast, brightness and color saturation	High contrast, brightness and color saturation
TECHNOLOGY	Amorphous silicon LCD	LTPS LCD Optical bonding	OLED Optical bonding
COST	$	$$	$$$$
	PAST	**TODAY**	**FUTURE**

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Edge Backlight MicroZone™ Cell Color TFT OLED Visteon MicroZone™ High-Performance Automotive Display MicroZone™ provides high-performance and cost-efficient alternative to OLED Backlight 80,000:1 1,000,000:1 1000:1 CONTRAST 85% NTSC 104% NTSC 100% NTSC COLOR 850 Nits 850 Nits 600 Nits BRIGHTNESS Visteon MicroZone™ LCD OLED

Appendix

Reconciliation of Non-GAAP Financial Information Adjusted EBITDA The Company defines Adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, equity in net income of non-consolidated affiliates, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company's ongoing operations.

Reconciliation of Non-GAAP Financial Information (cont’d) Free Cash Flow and Adjusted Free Cash Flow The Company defines Free cash flow as cash flow from (for) operating activities less capital expenditures. The Company defines Adjusted free cash flow as cash flow from (for) operating activities less capital expenditures, as further adjusted for restructuring-related payments.